                                                                   EXHIBIT 10.27

                         BIOMARIN PHARMACEUTICAL INC.

                      CONVERTIBLE NOTE PURCHASE AGREEMENT

     This Convertible Note Purchase Agreement (the "AGREEMENT") is made as of April 12, 1999, by and between BioMarin Pharmaceutical Inc., a Delaware corporation (the "COMPANY"), and the individuals listed on the Schedule of Purchasers attached hereto as Exhibit A (the "PURCHASERS").
                              ---------

     1.   PURCHASE AND SALE OF NOTE. In consideration of ________ dollars
          -------------------------
($_____), the receipt of which is hereby acknowledged by the Company, and subject to the terms and conditions of this Agreement, the Company hereby agrees to sell to Purchasers and Purchasers hereby agree to purchase from the Company, Convertible Promissory Notes, in the form attached hereto as Exhibit B (the
                                                             ---------
"NOTES"), in the principal amounts set forth opposite each Purchaser's name on Exhibit A.
---------

     2.   REGISTRATION RIGHTS. Purchasers shall become parties to the Amended
          -------------------
and Restated Registration Rights Agreement between the Company and certain holders of the Company's Common Stock, a copy of which is attached hereto as Exhibit C. Under the terms of this Amended and Restated Registration Rights
---------
Agreement, upon conversion of the Notes into shares of the Company's Common Stock pursuant to the terms of the Notes, the Purchasers shall be entitled to certain registration rights and shall be subject to certain other restrictions contained therein with regard to the shares of Common Stock issued upon conversion of the Notes held by each Purchaser.

     3.   CLOSING AND DELIVERY OF NOTES. Payment for and delivery of the Notes
          -----------------------------
may be completed in more than one closing, with the first such closing (each a "CLOSING") to occur at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 8:00 a.m. (Pacific Daylight Time) (the "CLOSING TIME") on such date as the Company and the Purchaser may agree (the "CLOSING DATE"), but in any event no Closing shall be held later than JUNE 30, 1999 (unless extended by mutual agreement of the Company and the Purchaser).

     The Notes will be delivered at each Closing against payment to the Company by each Purchaser of their respective principal amount enumerated on the Schedule of Purchasers attached hereto as Exhibit A. The principal amount shall
                                          ---------
be paid by each Purchaser by wire transfer to the following account: BIOMARIN PHARMACEUTICAL INC., BANK OF AMERICA, 300 LAKESIDE DRIVE, SUITE 250, OAKLAND, CA 94612; ACCOUNT NUMBER: 1472800983; ROUTING #121000358; CONTACT PERSON: NANETTE ANDINO, or such other means as Purchaser and the Company shall mutually agree.

     Each Purchaser purchasing the Notes pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Regulation S (as discussed in Section 8(i) hereto), on its own behalf or on behalf of others for whom it is contracting hereunder, hereby appoints the Agent, with full power of substitution, as its true and lawful attorney and agent with the full power and authority in its place and stead to swear, execute, file and record any document necessary to give effect to the delivery of the Notes to the Agent, to terminate this Agreement on its behalf in the event that any condition precedent to the Closing has not been satisfied, to execute a receipt for the Notes, and to modify or waive any conditions or grant any waivers on its behalf in connection with the transactions contemplated by this Agreement, the Agency Agreement between LaMont Asset Management S.A. (the "AGENT") and the Company dated

April 12, 1999 (the "AGENCY AGREEMENT") and the Amended and Restated Registration Rights Agreement.

     4.   CONDITIONS TO CLOSING OF THE PURCHASER. The Purchaser's obligation to
          --------------------------------------
purchase the Notes at the Closing is, at the option of the Purchaser, subject to fulfillment on or prior to the Closing Date of the following conditions:

          (a)  Representations and Warranties Correct. The representations and
               --------------------------------------
warranties made by the Company in Section 6 hereof shall be true and correct on the applicable Closing Date with the same force and effect as if such representations had been made on and as of said date.

          (b)  Covenants. All covenants, agreements and conditions contained in
               ---------
this Agreement to be performed by the Company on or prior to the applicable Closing Date shall have been performed or complied with in all respects.

          (c)  Compliance Certificate. The Company shall have delivered to the
               ----------------------
Purchaser a certificate, executed by the President of the Company, dated as of the applicable Closing Date, and certifying to the fulfillment of the conditions specified in Sections 4(a) and 4(b) above.

          (d)  Secretary's Certificate. The Company shall have delivered to the
               -----------------------
Purchaser a certificate, executed by the Secretary of the Company, dated as of the applicable Closing Date, and certifying as to the authenticity of the Amended and Restated Certificate of Incorporation and the Bylaws, the resolutions of the Board authorizing the transactions contemplated hereby and the incumbency of the Company's officers.

          (e)  Opinion of Counsel. Wilson Sonsini Goodrich & Rosati, counsel to
               ------------------
the Company, shall have delivered to the Purchaser an opinion, in form and substance reasonably satisfactory to Purchaser, in the form attached hereto as Exhibit D.
---------

          (f)  Blue Sky. The Company shall have obtained all permits and
               --------
qualifications required by any state in connection with the offer and sale of the Notes and the shares of Common Stock issuable upon conversion thereof, or secured an exemption therefrom.

          (g)  Convertible Note Purchase Agreement. The Company shall have
               -----------------------------------
executed and delivered to the Purchaser a copy of this Agreement.

          (h)  Waiver of Pre-emptive Rights. The Company shall have received
               ----------------------------
written waivers of the rights triggered by the offer and sale of the Notes and the shares of Common Stock issuable upon conversion thereof under: (i) the letter to Glyko BioMedical Ltd. dated June 27, 1997, regarding certain pre-emptive rights (the "GLYKO PRE-EMPTIVE RIGHTS LETTER"), (ii) the letter to Genzyme Corporation dated September 4, 1998 regarding certain pre-emptive rights (the "GENZYME PRE-EMPTIVE RIGHTS LETTER"), and (iii) the letter to BB BioVentures L.P., dated December 30, 1997, regarding certain pre-emptive rights (the "BB BIOVENTURES PRE-EMPTIVE RIGHTS LETTER").

     5.   CONDITIONS TO CLOSING OF THE COMPANY. The Company's obligation to
          ------------------------------------
issue and sell the Notes at the Closing to the Purchaser is, at the option of the Company, subject to the fulfillment of the following conditions:

          (a)  Representations and Warranties. The representations and
               ------------------------------
warranties made by the Purchaser in Section 8 hereof shall be true and correct when made, and shall be true and correct on the applicable Closing Date with the same force and effect as if such representations had been made on and as of said date.

          (b)  Blue Sky. The Company shall have obtained all permits and
               --------
qualifications required by any state in connection with the offer and sale of the Notes and the shares of Common Stock issuable upon conversion thereof, or secured an exemption therefrom.

          (c)  Registration Rights Agreement. The Purchaser shall have executed
               -----------------------------
and delivered to the Company the Amended and Restated Registration Rights Agreement.

          (d)  Convertible Note Purchase Agreement. The Purchaser shall have
               -----------------------------------
executed and delivered to the Company a copy of this Agreement.

          (e)  Payment. The Company shall have received from or on behalf of the
               -------
Purchaser written confirmation by facsimile transmission that instructions have been given to initiate a wire to the Company's account specified in Section 3 hereof of payment in full for the principal amount set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto as Exhibit A.
                                                                  ---------

          (f)  Waiver of Pre-emptive Rights. The Company shall have received
               ----------------------------
written waivers of the rights triggered by the offer and sale of the Notes and the shares of Common Stock issuable upon conversion thereof under the Glyko Pre-emptive Rights Letter, the Genzyme Pre-emptive Rights Letter and the BB BioVentures Pre-emptive Rights Letter by the respective parties thereto.

     6.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby
          ---------------------------------------------
represents and warrants to the Purchaser that, except as otherwise set forth on the Schedule of Exceptions attached hereto as Exhibit E, with specific reference
                                              ---------
to the subsection of this Section 6 so affected, the following will be true and correct as of the applicable Closing Date:

          (a)  Organization and Standing. The Company is a Company duly
               -------------------------
organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted. The Company is qualified to do business as a foreign Company in the State of California.

          (b)  Corporate Power. The Company has all requisite legal and
               ---------------
corporate power to execute and deliver this Agreement, the Notes, to issue the shares of Common Stock issuable upon conversion of the Notes and to carry out and perform its obligations under the terms of this Agreement, the Notes and the Amended and Restated Registration Rights Agreement.

          (c)  Subsidiaries. The Company has no subsidiaries or affiliated
               ------------
companies other than: (i) Glyko, Inc., (ii) BioMarin Genetics, Inc., and (iii) BioMarin/Genzyme LLC. Glyko, Inc. is duly organized and validly existing under the laws of the State of Delaware. Glyko, Inc. has the requisite corporate power to own and operate its property and assets and to carry on its business as presently conducted. BioMarin/Genzyme LLC is duly organized and validly existing under and by virtue of the laws of the State of Delaware and is in good standing under such laws. BioMarin/Genzyme LLC has the requisite power to own and operate its property and assets and to carry on its business as presently conducted. BioMarin Genetics, Inc. is duly organized and validly existing under, and by virtue of the laws of the State of Delaware and is in good standing under such laws. BioMarin Genetics, Inc. has the requisite corporate power to own and operate its property and assets and to carry on its business as presently conducted. Immediately prior to the Closing, Glyko BioMedical Ltd. owns 10,925,706 shares of the Company's Common Stock.

          (d)  Capitalization. The authorized capital stock of the Company
               --------------
consists of 50,000,000 shares of Common Stock, of which, at the date hereof, 26,176,180 shares are issued and outstanding. All issued and outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. The Common Stock has the voting power, designations, preferences, rights and qualifications set forth in the Amended and Restated Certificate of Incorporation. Except as contemplated herein and except for: (i) the pre-emptive rights granted to BB BioVentures L.P. pursuant to BB BioVentures Pre-emptive Rights Letter, (ii) the pre-emptive rights granted to Glyko BioMedical Ltd. pursuant to the Glyko Pre-emptive Rights Letter, (iii) the pre-emptive rights granted to Genzyme Corporation pursuant to the Genzyme Pre-emptive Rights Letter, (iv) options to purchase 3,406,254 shares of Common Stock of the Company granted under its 1997 Stock Plan, as amended, and the 1998 Directors Plan, (v) warrants to purchase a total of up to 801,500 shares of Common Stock, (vi) Genzyme Corporation's obligation to purchase up to $10 million worth of Common Stock of the Company in a private placement simultaneous with an initial public offering of the Company's Common Stock (subject to certain qualifications) and (vii) the obligation to issue up to 255,222 shares of BioMarin Common Stock to employees of Glyko, Inc. upon exercise of certain of their outstanding options to purchase capital stock of Glyko BioMedical Ltd., which options were assumed by the Company in connection with the acquisition of Glyko, Inc. in October 1998, there are no options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company, nor any agreements or understandings with respect thereto. The Company has reserved 2,600,000 shares of its Common Stock for issuance upon conversion of the Notes.

          (e)  Financial Statements. As of the Closing Date, the Company will
               --------------------
have delivered to the Purchaser the unaudited financial statements of the Company as at December 31, 1998 (the "FINANCIAL STATEMENTS"). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles (except that they do not contain footnotes) consistently applied throughout the periods covered thereby, and present fairly the financial position of the Company as of their respective dates, subject to final year-end adjustments. Other than as described in the Financial Statements, the Company has no material liabilities and knows of no material contingent liabilities not disclosed in the Financial Statements, except current liabilities incurred in the ordinary course of business which are not, individually or in the aggregate, materially adverse. Within approximately 10 business days following the Closing, the Company will deliver to Purchaser audited Financial Statements for the year ended December 31, 1998.

          (f)  Subsequent Events. Since December 31, 1998, there has not been:
               -----------------
(i) a declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of the Company or any of its subsidiaries; (ii) a waiver of any material right of the Company or any of its subsidiaries or cancellation of any material debt or claim held by the Company or any of its subsidiaries; (iii) a loan by the Company or any of its subsidiaries to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor; (iv) a material loss, destruction or damage to any property of the Company or any of its subsidiaries, whether or not insured; (v) a labor dispute involving the Company or any of its subsidiaries or a material change in the personnel of the Company or any of its subsidiaries or the terms and conditions of their employment; (vi) an acquisition or disposition of any assets (or any contract or arrangement therefor), or any transaction by the Company or any of its subsidiaries otherwise than for fair value in the ordinary course of business; (vii) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any of its subsidiaries or (viii) any change in any material agreement to which the Company or any of its subsidiaries is a party or by which any of them is bound or any other event or condition of any character that, either individually or in the aggregate, is reasonably likely to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (g)  Authorization. All corporate action on the part of the Company,
               -------------
its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the Amended and Restated Registration Rights Agreement, the authorization, sale, issuance and delivery of the Notes and the reservation of the shares of Common Stock issuable upon exercise of the Notes and the performance of the Company's obligations hereunder and thereunder has been taken or will be taken prior to the Closing. This Agreement, the Registration Rights Agreement and the Notes, when fully executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The shares of Common Stock issuable upon conversion of the Notes, when issued in compliance with the provisions of this Agreement and the Notes, will be validly issued, fully paid and non-assessable, and free of any liens or encumbrances; provided, however, that the shares of Common Stock issuable upon conversion of the Notes may be subject to certain restrictions on transfer under applicable state and/or United States Federal securities laws.

          (h)  Governmental Consents, etc. No consent, approval or authorization
               --------------------------
of or designation, declaration or filing with any state or United States Federal governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Amended and Restated Registration Rights Agreement, the Notes or the issuance of the shares of Common Stock issuable upon conversion of the Notes, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under the California Corporate Securities Law and other applicable blue sky laws, of the offer and sale of the Notes and the shares of Common Stock issuable upon conversion of the Notes, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly after the Closing.

          (i)  Title to Properties and Assets; Liens, etc. The Company and each
               ------------------------------------------
of its subsidiaries has a valid leasehold interest in, or valid title to, its properties and assets, including without limitation the assets and properties reflected in the Company's balance sheet as of December 31, 1998, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:
(i) as disclosed in such balance sheet except as incurred in the ordinary course of business since the date of such balance sheet, (ii) the lien of current taxes not yet due and payable, and (iii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or would result in a Material Adverse Effect.

          (j)  Litigation.
               ----------

               (i) At the Closing Date, there are no actions, suits, proceedings or investigations pending or threatened against the Company or any of its subsidiaries or any their respective properties before any court or governmental agency, nor is the Company or any of its subsidiaries subject to any writ, injunction or order of any court or government agency (nor, to the Company's knowledge at the date hereof, is there any basis therefor or threat thereof) which, either individually or in the aggregate, might result in a Material Adverse Effect, or in any material impairment of the right or ability of the Company or any of its subsidiaries to carry on their respective businesses as now conducted or as currently proposed to be conducted, or in any material liability on the part of the Company or any of its subsidiaries, and, to the Company's knowledge at the date hereof, no action, suit, proceeding or investigation pending or threatened against the Company questions the validity of this Agreement, the Amended and Restated Registration Rights Agreement, the Notes or any action taken or to be taken in connection herewith or therewith.

               (ii) The Company has no current plan to initiate any action, writ, proceeding or investigation before any court or government agency.

          (k)  Registration Rights. Except as set forth in the Amended and
               -------------------
Restated Registration Rights Agreement, the Company is not under any obligation to register any of its presently outstanding securities, or any of its securities which may hereafter be issued, under the Securities Act of 1933, as amended (the "SECURITIES ACT").

          (l)  Brokers or Finders. The Company has not incurred, and will not
               ------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except such brokers or finders' fees owed to Agent in connection with the transactions contemplated hereby pursuant to the term of the Agency Agreement.

          (m)  No Breach. Neither the Company nor any of its subsidiaries is:
               ---------
(i) in breach or violation of any of the terms or provisions of, or in default under, this Agreement or any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which it is a party or by which it is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which breach or violation or the consequences thereof would have a Material Adverse Effect; (ii) in violation of the provisions of its Amended and Restated Certificate of Incorporation or Bylaws or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its assets or properties, which violation or the consequences thereof would result in a Material Adverse Effect.

          (n)  No Conflict. The offer and sale of the Notes and the issuance of
               -----------
the shares of Common Stock issuable upon conversion of the Notes by the Company and the performance and consummation of the transactions contemplated herein or therein will not conflict with or result in (i) a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which the Company is bound or to which any of the property or assets of the Company is subject, which breach or violation or the consequences thereof would result in a Material Adverse Effect, (ii) any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company or (iii) a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its assets or properties, which violation or the consequences thereof would result in a Material Adverse Effect, except that the offer and sale of the Notes and the shares of Common Stock issuable upon conversion thereof will trigger rights under the Glyko Pre-emptive Rights Letter, the Genzyme Pre-emptive Rights Letter and the BB BioVentures Pre-emptive Rights Letter, each of which rights will be waived on or before the Closing Date.

          (o)  Securities Act. Assuming compliance by the Agent with its
               --------------
agreements set forth in the Agency Agreement, the transactions contemplated by this Agreement shall be exempt from the registration requirements of the Securities Act.

          (p)  Intellectual Property. The Company and its subsidiaries own or
               ---------------------
possess adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know-how (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of their respective businesses as presently conducted. There are no claims pending or, to the best of the Company's knowledge as of the date hereof, threatened, to the effect that the operations of the Company or any of its subsidiaries infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened, to the effect that any Intellectual Property owned or licensed by the Company or any of its subsidiaries, or which the Company or any of its subsidiaries otherwise has the right to use, is invalid or unenforceable by the Company or such subsidiary, and, to the best of the Company's knowledge, there is no basis for any such claim (whether or not pending or threatened).

          (q)  Environmental Laws. To the best of the Company's knowledge,
               ------------------
neither the Company nor any of its subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health or safety, and to the best of the Company's knowledge no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          (r)  Confidentiality. The Company and each of its subsidiaries has
               ---------------
taken all reasonable measures to protect and preserve the confidentiality of all their respective trade secrets and other non-patented proprietary information, including without limitation the procurement of proprietary invention assignments and non-disclosure and non-competition agreements from employees, consultants, sub-contractors, customers and other persons who have access to such information. To the best of the Company's knowledge as of the date hereof, the procedures implemented by the Company and each of its subsidiaries are in conformity with the practices of similarly situated companies in its industry.

          (s)  Taxes. The Company has filed all necessary United States Federal,
               -----
state, municipal, property, income and franchise tax returns and has paid all taxes shown as due thereon or otherwise owed by it to any taxing authority and there is no tax deficiency which has been or, to the best of the knowledge of the Company as of the date hereof, might be asserted against the Company which would have a Material Adverse Effect. The Company has not received notice of any audit from any taxing authority, and no controversy with respect to taxes of any type is pending or, to the best knowledge of the Company, threatened. The Company has paid all applicable United States Federal and state payroll and withholding taxes, including but not limited to FICA, FUTA, state unemployment taxes and income taxes.

          (t)  Employment Matters. There is no collective bargaining or other
               ------------------
union agreement to which the Company or any of its subsidiaries is a party or by which any of them is bound, or which is currently being negotiated. Neither the Company nor any of its subsidiaries sponsors, maintains or contributes to any pension, retirement, profit sharing, incentive compensation, bonus or other employee benefit plan, including without limitation any employee benefit plan covered by Title 4 of the Employee Retirement Income Security Act of 1974 ("ERISA") or any "multi-employer plan" as defined in Section 4001(a)(3) of ERISA, other than the Company's group medical, disability and life insurance plans (which are not subject to ERISA), and a 401(k) plan to which the Company makes no contributions. To the best knowledge of the Company at the date hereof:
(i) no employee of the Company or any of its subsidiaries is a party to or bound by any agreement, contract or commitment, or subject to any restrictions, particularly but without limitation in connection with any previous employment of any such person, which might have a Material Adverse Effect, and (ii) no officer has any present intention of terminating his employment with the Company or any of its subsidiaries, and the Company has no present intention of terminating any such employment.

          (u)  Full Disclosure. This Agreement and the exhibits hereto, the
               ---------------
Amended and Restated Registration Rights Agreement and the Notes do not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. To the best knowledge of the Company, there are no facts which (individually or in the aggregate) material adversely affect the business, assets, liabilities, financial conditions, prospects or operations of the Company that have not been set forth in this Agreement and the exhibits hereto, the Amended and Restated Registration Rights Agreement and the Notes.

     7.   CERTAIN MATTERS RELATING TO THE OFFER AND SALE OF THE SHARES. The
          ------------------------------------------------------------
Purchaser, on its own behalf or, for Purchasers acquiring Regulation S exempt Notes (or on behalf of others for whom it is contracting hereunder) acknowledges and agrees that: (a) it (or others for whom it is contracting hereunder) has not been provided with a registration statement, prospectus or any similar document in connection with its purchase of the Notes and the shares of Common Stock issuable upon conversion of the Notes; (b) its decision to execute this Agreement and the Amended and Restated Registration Rights Agreement and to purchase the Notes and the shares of Common Stock issuable upon conversion of the Notes (on its own behalf or on behalf of others for whom it is contracting hereunder) has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Agent or the Company and that its decision (or the decision of others for whom it is contracting hereunder) is based upon the information, representations and covenants of the Company contained in this Agreement and publicly available information concerning the Company (any such information having been delivered to it without independent investigation or verification by the Agent); and (c) the Agent and its directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any of the information, representations and covenants of the Company contained in this Agreement or any such publicly available information or as to whether all information concerning the Company required to be disclosed by it has been generally disclosed.

     8.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. The
          ----------------------------------------------------------
Purchaser hereby represents, warrants and covenants to the Company (which representations, warranties and covenants shall survive the Closing) as of the Closing Date as follows:

          (a)  Experience; Risk. The Purchaser has such knowledge and experience
               ----------------
in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Notes pursuant to this Agreement and the shares of Common Stock of the Company issuable upon conversion of the Notes and is capable of protecting its interests in connection herewith. The Purchaser has the ability to bear the economic risk of the investment, including complete loss of the investment.

          (b)  Investment.
               ----------

               (i) In the case of a Purchaser purchasing the Notes as a principal, the Purchaser is acquiring the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes for investment for its own account, not as a nominee or agent, and not with a view to, or for, resale in connection with any distribution thereof, and the Purchaser has no present intention to sell, grant any participation in, or otherwise distribute the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes. The Purchaser understands that the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes have not been registered under the Securities Act and will be issued pursuant to an exemption from the registration requirements thereof, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

               (ii) In the case of a purchase of Notes and shares of Common Stock issuable upon exercise of the Notes made in reliance upon Regulation S promulgated under the Securities Act ("REGULATION S") where the Purchaser is acting as agent for a disclosed principal, each beneficial purchaser of the Notes and shares of Common Stock issuable upon exercise of the Notes for whom the Purchaser is acting is purchasing as principal for its own account and not for the benefit of any other person and the Purchaser is an agent with due and proper authority to execute this Agreement and all other documentation in connection with the purchase of the Notes and shares of Common Stock issuable upon exercise of the Notes on behalf of the beneficial purchaser, and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes the legal, valid and binding agreement of, the disclosed principal.

               (iii) In the case of a purchase of Notes and shares of Common Stock issuable upon exercise of the Notes made in reliance upon Regulation S where the Purchaser is acting as trustee or as agent for a principal which is undisclosed or identified by account number only, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the undersigned acting in such capacity.

          (c)  Restricted Securities.
               ---------------------

               (i) Rule 144. The Purchaser understands that the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes are "restricted securities" under United States Federal securities laws, as they are unregistered and are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations promulgated thereunder the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser acknowledges that the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, the provisions of which limit resale of "restricted securities."

               (ii) Regulation S. The Purchaser understand that if the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes are being acquired on a basis exempt from registration under Regulation S, the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes may only be resold in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration thereunder.

               (iii) Denial of Registration of Transfer. The Purchaser further acknowledges and understand that if the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes are being acquired in reliance upon the exemption from registration contained in Regulation S the Company will refuse to register any transfer of the Notes and the shares of Common Stock of the Company issuable upon conversion of the Notes not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an available exemption from registration.

          (d)  No Public Market. The Purchaser understands that no public market
               ----------------
now exists for the Notes or the shares of Common Stock of the Company issuable upon conversion of the Notes or for any other securities issued by the Company and that the Company cannot assure the Purchaser that a public market will ever exist for any securities issued by the Company.

          (e)  Authorization. The Purchaser has the full right, power and
               -------------
authority to enter into and perform its obligations under this Agreement and the Amended and Restated Registration Rights Agreement. This Agreement and the Amended and Restated Registration Rights Agreement, when executed and delivered by the Purchaser, will constitute valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors, rules of law governing specific performance, injunctive relief and other equitable remedies.

          (f)  Government Consents. No consent, approval or authorization of or
               -------------------
designation, declaration or filing with any state, United States Federal, or foreign governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement and the Amended and Restated Registration Rights Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby and thereby.

          (g)  Further Limitations on Disposition. Without in any way limiting
               ---------------------------------
the representations set forth above, the Purchaser further agrees not to make any offer or sale of all or any portion of the Notes or the shares of Common Stock of the Company issuable upon conversion of the Notes within the United States or to a U.S. resident unless and until:

               (i) There is then in effect a Registration Statement under the Securities Act covering such proposed offer or sale and such offer or sale is made in accordance with such Registration Statement; or

               (ii) The Purchaser shall have notified the Company of the proposed offer or sale and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such offer or sale is exempt from the registration requirements under the Securities Act.

               (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser to any transferees in transactions contemplated by paragraph (ii) above, if all such transferees agree in writing to be subject to the terms hereof to the same extent as if they were Purchasers hereunder.

          (h)    Legends. It is understood that each Note and each certificate
                 -------
representing the shares of Common Stock issued upon conversion of the Notes, and any securities issued in respect thereof or exchange therefor shall bear legends substantially in the following form (in addition to any legend required under applicable state securities laws):

                 (i)  In the case of Regulation S exempt securities,

                 "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "1933 ACT") AND MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION ONLY (A) TO THE CORPORATION,
                 (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904 OF

                    REGULATION S UNDER THE 1933 ACT, OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS, PROVIDED IN SUCH LATTER CASE THAT THE HOLDER UPON REQUEST PRIOR TO SUCH SALE FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING TO THAT EFFECT REASONABLY SATISFACTORY TO THE CORPORATION. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP PERIOD OF 180 DAYS FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH LOCKUP PERIOD IS BINDING ON TRANSFEREES OF THESE SECURITIES."

               (ii)      Or in the case of Regulation D exempt securities:

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. COPIES OF THE AGREEMENTS COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

               (i)  Status.
                    ------

                    (i) Exemption from Registration. The Purchaser is acquiring the Notes and the shares of Common Stock issuable upon conversion of the Notes in reliance upon the exemption from the registration requirements under the Securities Act contained in:

                    (1)  Regulation S (___________); OR

                                                            [CHECK ONE]

                    (2)  Regulation D (___________).

               (ii) Non-U.S. Status. If not resident of the United States, the Purchaser, whether acting as principal, trustee or agent, is neither a U.S. person (as defined in Rule 902(o) of Regulation S promulgated under the Securities Act) nor purchasing the Notes and the shares of Common Stock issuable upon conversion of the Notes for the account of a U.S. person or for resale in the United States, and the Purchaser confirms that the Notes and the shares of Common Stock issuable upon conversion of the Notes have not been offered to the Purchaser in the United States and that this Agreement has not been signed in the United States.

          (j)   Accredited Investor Status. If the Purchaser is acquiring the
                --------------------------
Notes and the shares of Common Stock issuable upon conversion of the Notes in reliance upon the exemption from the registration requirements under the Securities Act contained in Regulation D, then the Purchaser presently does, and will as of the Closing Date, qualify as an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act. Purchaser meets the relevant criteria indicated on its completed and signed copy of the Accredited Investor Questionnaire attached hereto as Exhibit F.
                                          ---------

          (k)   Brokers or Finders. The Purchaser has not incurred, and will not
                ------------------
incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

          (l)   Non-Contravention of Foreign Laws. The purchase of the Notes and
                ---------------------------------
the shares of Common Stock issuable upon conversion of the Notes by the Purchaser does not contravene any of the applicable securities legislation in the jurisdiction in which the Purchaser is resident and does not trigger (i) any obligation to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase, and (ii) any registration or other obligation on the part of the Agent.

     9.   RELIANCE UPON REPRESENTATIONS, WARRANTIES AND COVENANTS. The Purchaser
          -------------------------------------------------------
acknowledges that the representations and warranties and covenants contained in this Agreement are made with the intent that they may be relied upon by the Company to, among other things, determine its eligibility to purchase the Notes and the shares of Common Stock issuable upon conversion of the Notes. The Purchaser further agrees that by accepting the Notes, the Purchaser shall be representing and warranting that the foregoing representations and warranties are true as of the Closing with the same force and effect as if they had been made by the Purchaser at the Closing.

     10.  ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Exhibits hereto, and
          ---------------------------
the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Purchaser and the Company.

     11.  LOCKUP AGREEMENT. Purchasers hereby agree that if so requested by the
          ----------------
Company or any representative of the underwriters (the "MANAGING UNDERWRITER") in connection with any registration of the offering of any securities of the Company under the Securities Act, Purchasers shall not sell or otherwise transfer any shares of Common Stock issuable upon conversion of the Notes during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act (the "MARKET STANDOFF PERIOD"). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     12.  MISCELLANEOUS.
          -------------

          (a) The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          (b) This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchasers, their heirs, executors, administrators, successors and assigns.

          (c) A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions for the future, or of any subsequent breach thereof.

          (d) Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed given and received upon personal delivery, or seven (7) business days after deposit in the United States mail, by certified or registered mail, postage prepaid and addressed as follows or, if by facsimile transmission, on the same day as such facsimile transmission is confirmed received at the applicable number enumerated below:

     To the Purchasers:  At their respective addresses and facsimile numbers enumerated on the Schedule of Purchasers attached hereto as Exhibit A or at such other address as
                                   ---------
                         Purchaser shall have furnished the Company in writing.

with a copy to:          Blake, Cassels & Graydon
                         7th Floor, 10 Lloyd's Avenue
                         London, England EC3N3AX

                         Fax: 0171-680-4646

     To the Company:     BioMarin Pharmaceutical Inc.
                         371 Bel Marin Keys Boulevard
                         Novato, CA 94949
                         Attn:  Corporate Secretary

                         Fax: 415-382-7889
     with a copy to:     Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attn:  Francis S. Currie, Esq.

                         Fax: 650-320-4842

Either party may change by notice the address to which notices to it are to be addressed.

          (e) If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be illegal, void, voidable or unenforceable, the same shall in no way affect the other provisions of this Agreement which shall continue and remain in full force and effect; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          (f) This Agreement has been entered into and shall be interpreted in accordance with the internal laws of the State of California, applied to contracts entered into in the State of California, without regard to conflict of law provisions.

          (g) This Agreement may be signed and delivered in counterparts, and by facsimile, with the same effect as if the signatures thereto and hereto were upon the same instrument and delivered in person.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                        "COMPANY"

                                        BIOMARIN PHARMACEUTICAL INC.
                                        a Delaware corporation

                                        By: /s/ John C. Klock
                                            ----------------------------------

                                        Name:   John C. Klock
                                             ---------------------------------

                                        Title: President and Secretary
                                              --------------------------------


                                        "PURCHASER"

                                        By: __________________________________

                                        Name: ________________________________

                                        Title: _______________________________

[APPLICABLE REGULATION D OR REGULATION S LEGEND SPECIFIED IN NOTE PURCHASE AGREEMENT]

                          CONVERTIBLE PROMISSORY NOTE


                                                                  April 12, 1999
$_______________                                              Novato, California

     FOR VALUE RECEIVED, BioMarin Pharmaceutical Inc. a Delaware corporation (the "COMPANY") promises to pay to or to the order of ____________________ ("HOLDER"), or its registered assigns, the principal sum of __________ dollars ($_________), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to ten percent (10.00%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earliest of (i) April 12, 2002 (the "MATURITY DATE"), (ii) immediately prior to a sale of all or substantially all of the assets of the Company or a merger or acquisition of the Company with or into another entity in which the holders of the voting capital stock of the Company immediately prior to such merger or acquisition hold less than fifty percent (50%) of the voting capital stock of the successor entity following such transaction, (iii) the effective date of the final prospectus relating to an initial public offering of the Company's capital stock, which securities are to be listed on a foreign or a United States exchange or exchanges or the Nasdaq national market, with net proceeds to the Company (after deducting underwriters' discounts and expenses) of at least $20 million, or (iv) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Holder or made automatically due and payable in accordance with the terms hereof. This Note is one of the "Notes" issued pursuant to the Convertible Note Purchase Agreement of even date herewith (the "NOTE PURCHASE AGREEMENT") between Company and the Purchasers (as defined in the Convertible Note Purchase Agreement).

     The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

     1.   DEFINITIONS. As used in this Note, the following capitalized terms
          -----------
have the following meanings:

          (a) "Financial Statements" shall mean, with respect to any accounting period for the Company, statements of operations, retained earnings and cash flow of the Company for such period, and balance sheets of the Company as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with GAAP.

          (b) "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

          (c) "Majority in Interest" shall mean, more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement.

          (d) "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note, the Note Purchase Agreement and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time
                                                -- ---
to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

          (e) "Transaction Documents" shall mean this Note, each of the other Notes issued under the Note Purchase Agreement and the Note Purchase Agreement itself.

     2.   CERTAIN COVENANTS.  While any amount of principal is outstanding under
          -----------------
this Note:

          (a) Information Rights: Notices. The Company shall furnish to Holder the following:

               (i)  Quarterly Financial Statements. Within forty-five (45) days
                    ------------------------------
after the last day of each of the Company's first three fiscal quarters of each year, a copy of the Financial Statements of Company for such quarter and for the fiscal year to date, certified by the chief financial officer or controller of Company to present fairly the financial condition, results of operations and other information presented therein and to have been prepared in accordance with GAAP consistently applied, subject to normal year end adjustments and except that no footnotes need be included with such Financial Statements, and

               (ii) Annual Financial Statements. Within one hundred twenty (120)
                    ---------------------------
days after the close of each fiscal year of Company, (i) copies of the audited Financial Statements of Company for such year, audited by nationally recognized independent certified public accountants, (ii) copies of the unqualified opinions and management letters delivered by such accountants in connection with such Financial Statements, and (iii) a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Company.

          (b) Inspection Rights. Holder and its representatives shall have the right, at any time during normal business hours, upon reasonable prior notice, to visit and inspect the properties of Company and its corporate, financial and operating records, and make abstracts therefrom, and to discuss Company's affairs, finances and accounts with its directors, officers and independent public accountants.

     3.   EVENTS OF DEFAULT. The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" under this Note and the other Transaction
Documents:

          (a)  Voluntary Bankruptcy or Insolvency Proceedings. The Company shall
(i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

          (b) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement.

          (c) Representations and Warranties Untrue. The representations and warranties made by the Company in Section 6 of the Convertible Note Purchase Agreement dated April 12, 1998 shall be found to have been, as of the Closing Date (as defined therein), false, incorrect, incomplete or misleading in a material respect when made.

     4.   RIGHTS OF HOLDER UPON DEFAULT. Upon the occurrence or existence of any
          -----------------------------
Event of Default, immediately and without notice, all outstanding Obligations payable to the Holder by the Company hereunder shall automatically become immediately due and payable in cash pursuant to Section 13 hereof, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

     5.   CONVERSION.
          ----------

          (a) Voluntary Conversion. The Company has the right, at the Company's option, on the Maturity Date, to convert the amounts owed to Holder under this Note, in accordance with the provisions of Section 5(c) hereof, in whole or in part, into fully paid and nonassessable shares of

Common Stock of Company. The number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate principal amount by the Conversion Price (as defined below) in effect at the time of such conversion. The initial "Conversion Price" shall be equal to $10.00.

          (b) Automatic Conversion. At any time prior to the Maturity Date, the entire principal amount of this Note and any interest accrued thereon pursuant to the terms hereof shall be automatically converted into shares of Common Stock of the Company (at the Conversion Price then in effect) immediately prior to:
(i) any merger or acquisition of the Company with or into another entity in which the holders of the voting capital stock of the Company immediately prior to such merger or acquisition hold less than fifty percent (50%) of the voting capital stock of the successor entity following such transaction, or (ii) a sale of all or substantially all of the assets of Company, or (iii) the effective date of the final prospectus relating to the initial public offering of the Company's capital stock, which securities are to be listed on foreign or United States exchange or exchanges or the Nasdaq national market, with net proceeds to the Company (after deducting underwriters' discounts and expenses) of at least $20,000,000.

          (c) Conversion Procedure. If this Note is automatically converted into Common Stock pursuant to this Section 5, written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of Company is located, notifying Holder of the conversion to be effected, specifying the Conversion Price, the principal amount and any interest accrued thereon pursuant hereto to be converted, the date on which such conversion is expected to occur and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. At its expense, the Company shall, as soon as practicable thereafter, but in any event within ten (10) business days, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by the Note Purchase Agreement and applicable state and Federal securities laws in the opinion of counsel to Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described in Section 5(d). The certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note shall be issued in the name of the Holder. Any conversion of this Note pursuant to Section 5 shall be deemed to have been made immediately prior to the closing of the issuance and sale of shares as described in Section 5 and on and after such date Holder shall be treated for all purposes as the record holder of such shares and a purchaser of such shares under the Note Purchase Agreement and shall be bound by the terms of the Note Purchase Agreement.

          (d) Fractional Shares; Interest; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a share of Common

Stock not issued pursuant to the previous sentence. In addition, the Company shall pay to Holder any interest accrued on the amount to be paid by the Company pursuant to the previous sentence. Upon conversion of this Note in full and the payment of the amounts specified in this Section 5(d), the Company shall be forever released from all its obligations and liabilities under this Note, including but not limited to the covenants enumerated in Section 2.

     6.   CONVERSION PRICE ADJUSTMENTS.
          ----------------------------

          (a)  Adjustments for Stock Splits and Subdivisions.  In the event the
               ---------------------------------------------
Company should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents, then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

          (b)  Adjustments for Reverse Stock Splits.  If the number of shares of
               ------------------------------------
Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

          (c)  Redemption of Common Stock. Should any or all of the Company's
               --------------------------
Common Stock be redeemed at any time prior to full payment of all amounts due under this Note then this Note shall immediately become convertible into that number of shares of the Company's Common Stock equal to the number of shares of the Common Stock that would have been received if this Note had been converted in full and the Conversion Price shall be immediately adjusted to equal the quotient obtained by dividing (x) the aggregate Conversion Price of the maximum number of shares of Common Stock into which this Note was convertible immediately prior to such redemption, by (y) the number of shares of Common Stock for which this Note is convertible immediately after such redemption.

          (d)  Adjustment for Dilutive Issuances. In addition to the adjustment
               ---------------------------------
of the respective Conversion Prices provided in Sections 6(a), 6(b) and 6(c) above, the Conversion Price shall be subject to further adjustment from time to time as follows:

               (i)  Special Definitions.  For purposes of this Section 6(d), the
                    -------------------
following definitions shall apply:

                    (1)  Options shall mean rights, options or warrants to
                         -------
subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                    (2)  Original Issue Date shall mean the date of this Note.
                         -------------------

                    (3)  Convertible Securities shall mean securities
                         ----------------------
convertible into or exchangeable for Common Stock.

                    (4)  Additional Shares of Common Stock shall mean all shares
                         ---------------------------------
of Common Stock issued (or, pursuant to Section 6(d)(i)(6), deemed to be issued) by the Company after the Original Issue Date other than shares of Common Stock issued (or, pursuant to Section 6(d)(i)(6), deemed to be issued):

                         (a)  to officers, directors and employees of, and
consultants to the Company pursuant to plans and arrangements approved by the Board of Directors;

                         (b)  by way of dividend or other distributions on
securities referred to in clause 6(a) above.

                         (c)  in connection with an initial public offering of
the Company's capital stock, which securities are to be listed on a foreign or United States exchange or exchanges.

                    (5)  No Adjustment of Conversion Prices. No adjustment in
                         ----------------------------------
the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price on the date of, and immediately prior, to such issue.

                    (6)  Deemed Issue of Additional Shares of Common Stock.
                         -------------------------------------------------

                         (a)  Options and Convertible Securities.  Except as
                              ----------------------------------
otherwise provided in Sections 6(d)(i)(4)(a)-(c) and 6(d)(i)(5), in the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of any holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which additional shares of Common Stock are deemed to be issued:

                              (i)   no further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                              (ii)  if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                              (iii) upon the expiration of any such Options or
any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (1) in the case of Convertible Securities or
Options for Common Stock, the only additional shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities, and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                    (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                              (iv)  no readjustment pursuant to clause (1) or
(2) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                              v)   in the case of any Options which expire by
their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options.

               (ii)  Adjustment of Conversion Prices Upon Issuance of Additional
                     -----------------------------------------------------------
Shares of Common Stock. In the event the Company shall issue Additional Shares
----------------------
of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(i)(6)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; and provided further that, for the purposes of this Section 6(d)(ii), all shares of Common Stock issuable upon or conversion of outstanding Convertible Securities shall be deemed to be outstanding, and immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 6(d)(i)(6), such Additional Shares of Common Stock shall be deemed to be outstanding.

               (iii) Determination of Consideration.  For purposes of this
                     ------------------------------
Section 6(d), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                     (1)  Cash and Property:  Such consideration shall:
                          -----------------

                          (a) insofar as it consists of cash, be computed at the
aggregate amount of cash received by the Company prior to amounts paid or payable for accrued interest or accrued dividends and prior to any commissions or expenses paid by the Company;

                          (b) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors, except that any securities so delivered shall be valued as provided herein; and

                          (c) in the event Additional Shares of Common Stock are
issued together with other shares or securities or other assets of the Company for consideration which covers both, the consideration paid for the Additional Shares of Common Stock be the proportion of the total of such consideration so received, computed as provided above, as determined in good faith by the Board of Directors.

                     (2)  Options and Convertible Securities. The consideration
                          ----------------------------------
per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(i)(6), relating to Options and Convertible Securities, shall be determined by dividing

                              (x)  the total amount, if any, received or
receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Option or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                              (y)  the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (iv) No Impairment.  The Company will not, by amendment of its
                    -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect rights of the Holder hereunder against impairment.

               (v)  Certificate as to Adjustments.  Upon the occurrence of each
                    -----------------------------
adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished to such Holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Note.

          (e)  Notices of Record Date, etc.  In the event of:
               ---------------------------

               (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend theretofore paid) or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of Company or any transfer of all or substantially all of the assets of Company to any other person or entity or any consolidation or merger involving the Company; or

               (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

     The Company will mail to Holder of this Note at least twenty (20) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

          (f)  Reservation of Stock Issuable Upon Conversion. The Company shall
               ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note and interest accrued thereon pursuant hereto, without limitation of such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     7.   SUCCESSORS AND ASSIGNS.  Subject to the restrictions on transfer
          ----------------------
described in Sections 9 and 10 below, the rights and obligations of the Company and the Holder under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

     8.   WAIVER AND AMENDMENT. Any provision of this Note may be amended,
          --------------------
waived or modified upon the written consent of the Company and holders of a Majority in Interest of all then-outstanding Notes issued pursuant to the Note Purchase Agreement.

     9.   TRANSFER OF THIS NOTE OR COMMON STOCK ISSUABLE ON CONVERSION HEREOF.
          -------------------------------------------------------------------
With respect to any offer, sale or other disposition of this Note or the Common Stock into which this Note may be converted, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel (if required by the Company), to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any Federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such Common Stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 9 that the opinion of counsel for Holder is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the Common Stock thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "ACT"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Note Purchase Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

     10.  ASSIGNMENT BY COMPANY.  Neither this Note nor any of the rights,
          ---------------------
interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Holder except in connection with an assignment in whole to a successor corporation to the Company, provided that such successor corporation acquires all or substantially all of the Company's property and assets.

     11.  TAXES.
          -----

          (a) The Company shall pay or cause to be paid all present and future taxes, duties, fees and other charges of whatsoever nature, if any, now or in the future levied or imposed by the United States of America (or any state or possession thereof) or an authority of the United States of America (or any state or possession thereof) or any jurisdiction through or out of which a payment is made on or in connection with the payment of any and all amounts due under this Note.

          (b) All payments of principal, interest and other amounts due under this Note shall be made without deduction for or on account of any such taxes, duties, fees or other charges.

          (c) If the Company is prevented by operation of law or otherwise from making or causing to be made such payments without deduction, the principal or (as the case may be) interest or other amounts due under this Note shall be increased to such amount as may be necessary so that the Purchaser receives the full amount it would have received (taking into account any such taxes, duties, fees or other charges payable on amounts payable by the Company under this subsection) had such payments been made without such deduction.

          (d) If subsection (c) above applies and the Purchaser so requires, the Company shall deliver to the Purchaser official tax receipts evidencing payment (or certified copies of them) within thirty (30) days of the date of payment.

     12.  NOTICES.  Any notice, request or other communication required or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on Exhibit A of the Note Purchase Agreement or on the register maintained by the Company three (3) business days following such mailing or, if sent by facsimile transmission, on the same date as such confirmed facsimile transmission was made. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

     13.  PARI PASSU NOTES. Holder acknowledges and agrees that the payment of
          ----------------
all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes issued pursuant to the Note Purchase Agreement or pursuant to the terms of such Notes. In the event Holder receives payments in excess of its pro rata share of the Company's payments to the holders of all of the Notes, then such Holder shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

     14.  PAYMENT. Payment by the Company of the principal amount under the Note
          -------
and any interest accrued thereon pursuant hereto shall be made in lawful tender of the United States.

     15.  DEFAULT RATE; USURY.  In the event any interest is paid on this Note
          -------------------
which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     16.  EXPENSES; WAIVERS.  If action is instituted to collect this Note, the
          -----------------
Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

     17.  GOVERNING LAW.  This Note and all actions arising out of or in
          -------------
connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

     IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                                   BIOMARIN PHARMACEUTICAL INC.
                                   a Delaware corporation

                                   By: /s/ John C. Klock
                                       ----------------------------------

                                   Name: John C. Klock
                                         --------------------------------

                                   Title: President and Secretary
                                          -------------------------------